UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2015

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed, on August 13, 2015, Hercules Offshore, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On July 13, 2015, the Company entered into a commitment letter (the “Commitment Letter”) with certain holders of its existing senior unsecured notes, which Commitment Letter requires the Company to provide the opportunity to certain holders that are not party to the Commitment Letter to be a commercial lender in a first lien exit facility or to acquire loans thereunder via an assignment from an assigning lender (the “Opportunity”). The record date for noteholders to participate in the Opportunity was August 13, 2015.
On September 3, 2015, pursuant to the Commitment Letter and by order of the Bankruptcy Court, Prime Clerk LLC, the information agent for the Company, began distributing notices and subscription forms to certain holders of the Company’s senior unsecured notes eligible to participate in the Opportunity. Holders of the notes who are eligible to participate in the Opportunity may contact Prime Clerk LLC for more information at herculessubscription@primeclerk.com.
This Form 8-K is not a solicitation to subscribe to the Opportunity referred to herein or an offer to sell or a solicitation of an offer to buy any securities of the Company.
The information in this Item 7.01 is being furnished, not filed. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended. By filing this Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in Item 7.01.
Statements above that are not historical fact are forward-looking statements, including the timing of the restructuring and the Chapter 11 cases, and the impact of the Chapter 11 cases on our operations, customers, vendors and employees. Forward-looking statements by their nature involve substantial risks, uncertainties and assumptions, including without limitation, contract renegotiations with customers, early termination or renegotiation by customers or suppliers pursuant to contract or otherwise, government and regulatory actions and other factors described in the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict.
Forward-looking statements related to the prepackaged plan of reorganization involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by our forward-looking statements, including but not limited to the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases; the effects of the Court rulings in the Chapter 11 cases and the duration and outcome of the Chapter 11 cases in general; risks associated with third party motions in the Chapter 11 cases, which may interfere with the ability to consummate the plan; increased administrative and restructuring costs related to the Chapter 11 cases; the Company’s ability to maintain adequate liquidity to fund operations during the Chapter 11 cases and thereafter; the terms and sufficiency of the “exit” financing contemplated by the plan and related risks and uncertainties; the occurrence of any event, change, or other circumstance that could give rise to the termination of the restructuring support agreement; and potential adverse effects related to the following: trading of our common stock on OTC; potential effects of the industry downturn on our business, financial condition and results of operations; potential limitations on our ability to maintain contracts and other critical business relationships; requirements for adequate liquidity to fund our operations in the future, including obtaining sufficient financing on acceptable terms; and other matters related to the potential restructuring and our current and future indebtedness. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: September 3, 2015	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President,
General Counsel and Secretary